UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2008
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
     On May 1, 2008, the Registrant entered into a Credit Agreement with Bank of Montreal, Harris N.A., BMO Capital Markets Financing, Inc., U.S. Bank National Association, Regions Bank, ING Capital LLC, Trustmark National Bank, Farm Credit Bank of Texas, AgFirst Farm Credit Bank, GreenStone Farm Credit Services, ACA and Farm Credit Services of America, PCA. The credit facility replaced the Registrant’s existing $225.0 million unsecured revolving credit facility that was to expire on April 1, 2012, with a $300.0 million unsecured revolving credit facility on a committed basis with a five year maturity. At any time between October 1, 2009 and January 1, 2010, the Registrant may request a one-year extension of the facility and may request further extensions each year thereafter. The Registrant may reduce the commitment in a minimum amount of $1,000,000 without penalty upon notice to the Administrative Agent.
     The Registrant will pay interest, at its option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant is also obligated to pay an applicable margin over the Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to the ratio of its debt to total capitalization. If there is an event of default, loans outstanding will bear an additional 1.50% rate of interest. The Registrant must also pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees.
     Up to $10,000,000 of the new credit facility is available for the issuance of standby and commercial letters of credit in the ordinary course of business. The Administrative Agent has also established a $10,000,000 swing line facility that will permit funding of small or late day draws not to exceed ten days that reduce available credit under the facility, with the credit risk allocated ratably among the lenders. Swing line loans bear interest at the base rate plus the applicable margin or the rate offered by the swing line lender in its discretion. The Credit Agreement contains restrictive covenants, which include maintaining a minimum tangible net worth, a maximum leverage ratio of 50 percent (55% for fiscal 2009), a minimum current ratio of 2.00 to 1 and limitations on capital expenditures. It also contains customary provisions relating to acceleration of the Registrant’s payment obligations in an event of default, which include non-payment of interest, principal or fees; covenant defaults, subject to grace periods for certain covenants; inaccurate representations or warranties in any material respect; commencement of insolvency or bankruptcy proceedings by or against the Registrant; a change in control; the entry of certain judgments against the Registrant and cross-defaults on other agreements evidencing indebtedness. The Registrant’s obligations under the Credit Agreement are jointly and severally guaranteed by its wholly-owned subsidiaries under a Guaranty Agreement dated May 1, 2008.
     Copies of the Credit Agreement and the Guaranty Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. The descriptions above are summaries of the Credit Agreement and Guaranty Agreement and are qualified in their entirely by the complete text of those agreements.
     Some of the lenders under the credit facility or their affiliates have, or may have in the future, various relationships with the Registrant and its affiliates involving the provision of financial services. As of the date of this report, the following such relationships exist: Trustmark National Bank is the trustee of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates and, from time to time, the Registrant may have one or more regular deposit accounts with Regions Bank. In addition, one of the Registrant’s directors, Toni D. Cooley, is a director of Trustmark National Bank.

Item 1.02	Termination of a Material Definitive Agreement
     Also on May 1, 2008, upon entering into the Credit Agreement described above, the Registrant terminated its Credit Agreement dated as of November 17, 2005, as amended, among the Registrant, Harris N.A., SunTrust Bank, U.S. Bank National Association, Regions Bank, Trustmark National Bank and ING Capital LLC, which provided for a $225.0 million unsecured revolving credit facility. The Registrant did not incur any early termination penalties in connection with the termination. The terminated credit facility provided for interest to be paid, at the Registrant’s option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant was also obligated to pay an applicable margin over the Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to the ratio of its debt to total capitalization. If there was an event of default, loans outstanding would have borne an additional 1.50% rate of interest. The Registrant was also obligated to pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees. Up to $5,000,000 of the old credit facility was available for the issuance of standby and commercial letters of credit in the ordinary course of business and it provided for a $10,000,000 swing line facility. The information provided in Item 1.01 of this report is incorporated by reference in this Item 1.02.
Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(c) The following exhibits are filed with this Current Report:

Exhibit No.	Description

10.1	Credit Agreement dated May 1, 2008 among Sanderson Farms, Inc. and Bank of Montreal, Individually and as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated May 1, 2008 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division)

99	Press Release dated May 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: May 2, 2008	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated May 1, 2008 among Sanderson Farms, Inc. and Bank of Montreal, Individually and as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated May 1, 2008 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division)

99	Press Release dated May 1, 2008.